Minneapolis
New York
San Francisco
8401 Golden Valley Road
P.O. Box 27900
Minneapolis, Minnesota
55427-0900
Tel 763-542-0800
Fax 763-542-0864
www.gfkcustomresearch.com
Custom Research Inc.
is the 1996 winner of
the Malcolm Baldrige
National Quality Award

GfK Custom Research Inc.

October 31, 2005

Mr. Al Angrisani
Greenfield Online, Inc.
21 River Road
Wilton, CT 06897

Dear Al,
Per the terms of the contract with Greenfield Online, Inc. signed on December 30, 2004 by Dean Wiltse, CEO of Greenfield and Kurt Blumberg, Treasurer of GfK-CRI, this letter will serve as notice that GfK-CRI does not intend for our contract with Greenfield Online to automatically renew at the end of 2005. Since Mr. Wiltse is no longer at Greenfield, this letter is directed to you, Al, as the new CEO. We expect negotiations for 2006 to occur combining the GfK and NOP companies under one contract umbrella.
Best Regards,
Janice M. Elsesser
/s/ Janice M. Elsesser
Managing Director
GfK Custom Research Inc.

Cc:	Jonathan Flatow, GOL Keith Price, GOL Jana Sweet, GfK-CRI